Exhibit 99.1

Tronox Reports Third Quarter 2019 Financial Results

Strong execution on operating and commercial initiatives across unmatched global footprint and margin benefits from vertical integration

Raising target for 2019 acquisition synergies

Third Quarter 2019 Highlights:

•	Revenue of $768 million

•	Net loss from continuing operations of ($12) million including purchase accounting and transaction-related costs

•	Adjusted EBITDA of $184 million; Adjusted EBITDA margin of 24 percent equal to second quarter 2019 on pro forma basis (Non-GAAP)

•	GAAP diluted loss per share from continuing operations of ($0.13)

•	Adjusted diluted EPS of $0.21 (Non-GAAP)

•	TiO2 selling prices less than 1 percent lower on local currency basis and volumes down sequentially within seasonally typical range, 7 percent, versus second quarter 2019 on pro forma basis

•	Synergies of $45 million delivered since Cristal TiO2 acquisition closing in April 2019

Other Highlights:

•	Raising target for acquisition synergies for 2019 to $65 million from $45 million

•	Returned approximately $309 million to shareholders year-to-date through repurchase of approximately 21.5 million shares and regular dividend payments

Full Year 2019 Outlook on Reported Basis:

•	Revenue of $2,650-2,700 million

•	Adjusted EBITDA of $615-635 million (Non-GAAP)

•	Adjusted diluted EPS of $0.33-0.44 (Non-GAAP)

•	Free Cash Flow of $120-135 million (Non-GAAP)

Full Year 2019 Outlook on Pro Forma Basis:

•	Revenue of $3,015-3,065 million

•	Adjusted EBITDA of $680-700 million (Non-GAAP)

•	Adjusted diluted EPS of $0.25-0.36 (Non-GAAP)

STAMFORD, Conn., Nov 7, 2019 – Tronox Holdings plc (NYSE:TROX) (“Tronox” or the “Company”), the world’s leading integrated manufacturer of titanium dioxide pigment, today reported its financial results for the quarter ending September 30, 2019, as follows:

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Summary of Financial Results for the Quarter Ending September 30, 2019

Reported Basis

(Millions of dollars)	Q3 2019	Q3 2018	Y-o-Y % ∆	Q2 2019	Q-o-Q % ∆
Revenue	$768	$456	68%	$791	(3%)
TiO2	603	307	96%	625	(4%)
Zircon	68	72	(6%)	88	(23%)
Feedstock and other products	97	67	45%	78	24%
Electrolytic	-	10	(100%)	-	-
Net (Loss) Income from Continuing Ops	$(12)	$15	(180%)	$(55)	78%
Adjusted EBITDA	$184	$128	44%	$195	(6%)
Adjusted EBITDA Margin %	24%	28%		25%

	Y-o-Y % ∆			Q-o-Q % ∆
	Volume	Price		Volume	Price
TiO2	106%	(5%)		(2%)	(1%)
Local Currency Basis	-	(5%)		-	--
Zircon	(1%)	(5%)		(19%)	(4%)

Pro Forma Basis

(Millions of dollars)	Q3 2019	Q3 2018	Y-o-Y % ∆	Q2 2019¹	Q-o-Q % ∆
Revenue	$768	$832	(8%)	$827	(7%)
TiO2	603	629	(4%)	657	(8%)
Zircon	68	104	(35%)	89	(24%)
Feedstock and other products	97	89	9%	81	20%
Electrolytic	-	10	(100%)	-	-
Net (Loss) Income from Continuing Ops	$26	$41	(37%)	$32	(19%)
Adjusted EBITDA	$184	$215	(14%)	$200	(8%)
Adjusted EBITDA Margin %	24%	26%		24%

	Y-o-Y % ∆			Q-o-Q % ∆
	Volume	Price		Volume	Price
TiO2	3%	(7%)		(7%)	(1%)
Local Currency Basis	-	(5%)		-	--
Zircon	(32%)	(4%)		(20%)	(4%)

(1) Adjusted from the prior quarter due to purchase accounting revisions.

CEO Commentary

Commenting on the third quarter results, Jeffry Quinn, chairman and chief executive officer of Tronox said, “Our third quarter performance clearly demonstrated the inherent stability and resilience of our vertically integrated global footprint in a challenging global macro-economic environment. Since the close of the Cristal transaction, our performance has shown that we are well-positioned to deliver superior value across wide-ranging economic conditions. Our performance was driven by strong execution on the many operating and commercial initiatives that are within our control, such as delivering the synergies, optimizing our global operating footprint, taking advantage of our vertical integration, managing overhead and wisely allocating capital.

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“Through the end of the third quarter, we have delivered total synergies of $45 million since closing the Cristal TiO2 acquisition, of which $21 million have been reflected in our EBITDA, $13 million will be reflected in EBITDA in future quarters, and $11 million are cash synergies not reflected in EBITDA. We are raising our target for total synergies in 2019 to $65 million.  Our Adjusted EBITDA margin of 24 percent equaled that of the second quarter on a pro forma basis, despite sales volume declines in zircon and pigment, reflecting the margin benefits from our vertical integration and our successful operational excellence program.

“We benefit from alignment with TiO2 customers that are growing faster than the overall market and our sales are well balanced across the world’s regions. The success of our bespoke win-win margin stability initiative is enhancing the stability of our top line relative to historical industry patterns.  This stability is reflected in our global average TiO2 selling price, which has remained essentially level on a sequential basis across 2019.  Though we are experiencing some softness in zircon demand in the near-term, primarily in China, this high-value co-product continues to deliver strong profitability and margin enhancement.  We see the medium-term outlook for zircon as good, with steady GDP-level demand growth and increasing supply tightness globally.

“Our global team is moving forward into 2020 together as one new Tronox.  We are executing very well and generating significant momentum toward creating the world’s leading TiO2 company -- an enterprise that displays greater stability in financial performance and cash generation across cycles by utilizing our vertical integration and margin stabilizing commercial approach.”

The Board of Directors declared a quarterly dividend of $0.045 per share payable on December 2, 2019, to shareholders of record of the Company’s ordinary shares at the close of business on November 19, 2019.

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Fourth Quarter and Full Year 2019 Outlook

Regarding the Company’s outlook for the fourth quarter and full year 2019, Quinn commented, “While global macro-economic conditions remain uncertain and considering the near-term softness in zircon demand as well as our confidence in our ability to deliver our increased synergy target, we are revising our outlook for the fourth quarter 2019 and full year 2019 to:

(Millions of dollars)	Revenue	Adjusted EBITDA	Adjusted EPS	Free Cash Flow
Fourth Quarter 2019	$700-750	$160-180	0.01-0.11
Full Year 2019 As Reported	$2,650-2,700	$615-635	0.33-0.44	$120-135
Full Year 2019 Pro Forma	$3,015-3,065	$680-700	0.25-0.36

Note: for the Company’s guidance with respect to fourth quarter and full-year 2019 Adjusted EBITDA, Adjusted Diluted EPS and Free Cash Flow, we are not able to provide without unreasonable effort the most directly comparable GAAP financial measure, or reconciliation to such GAAP financial measure, because certain items that impact such measure are uncertain, out of the Company’s control or cannot be reasonably predicted.

Financial Summary for the Quarter Ending September 30, 2019

Tronox reported revenue of $768 million for the third quarter 2019, an increase of 68 percent from $456 million in the third quarter 2018.  Excluding revenue of $10 million in the year-ago quarter from the Electrolytic business sold in September 2018, revenue increased 72 percent versus the prior-year quarter.  Income from operations of $48 million compared to $53 million in the year-ago quarter.  Net loss from continuing operations attributable to Tronox of $19 million, or ($0.13) per diluted share, compared to net income from continuing operations attributable to Tronox of $6 million, or $0.05 per diluted share, in the year-ago quarter.  Net loss from continuing operations attributable to Tronox in the third quarter 2019 included amortization of inventory step-up, restructuring and integration costs, and a charge for a potential capital gains tax payment that, combined, totaled $49 million or $0.34 per diluted share.  Excluding these items, adjusted net income attributable to Tronox (Non-GAAP) was $30 million, or $0.21 per diluted share.  Adjusted EBITDA of $184 million increased 44 percent compared to $128 million in the prior-year quarter.

Note: Since Tronox and Cristal combined their respective businesses on April 10, 2019 and to assist in the following discussion of third quarter 2019 performance compared to the third quarter 2018 and the second quarter 2019, we have provided the results on both a pro forma basis and a reported basis.

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Third Quarter 2019 vs. Third Quarter 2018

Reported Basis

•
Revenue of $768 million, increased 68 percent from $456 million; excluding $10 million of revenue in the year-ago quarter from the Electrolytic business sold in September 2018, revenue increased 72 percent

•	TiO2 pigment sales of $603 million, including revenue from the acquired Cristal operations, increased 96 percent compared to $307 million

•	Zircon sales of $68 million including revenue from the acquired Cristal operations, decreased 6 percent from $72 million

•	Feedstock and other products sales of $97 million, including revenue from the acquired Cristal operations, increased 45 percent from $67 million

•
Adjusted EBITDA of $184 million increased 44 percent compared to $128 million, driven primarily by incremental Cristal adjusted EBITDA, favorable foreign exchange and favorable margin benefits from the shift to fully integrated operations; partially offsetting the increase was lower contribution margin on lower sales volumes, higher production costs and lower pigment and feedstock selling prices

•
SG&A expenses were $82 million including SG&A costs from the acquired Cristal business compared to $62 million; partially offsetting the increase were $12 million of lower professional fees related to the acquisition

•	Interest expense of $51 million increased from $47 million in the year-ago quarter due primarily to higher average interest rates for borrowings in South Africa, partially offset by lower average debt

Pro Forma Basis

•
Revenue of $768 million was 8 percent lower than $832 million driven primarily by lower zircon sales volumes, lower TiO2 selling prices, unfavorable translation of the Euro, and the absence of revenue from the Electrolytic business sold in September 2018; excluding revenue of $10 million in the year-ago quarter from the Electrolytic business, revenue was 7 percent lower

•
TiO2 pigment sales of $603 million were 4 percent lower compared to $629 million; sales volumes increased 3 percent; selling prices were 5 percent lower on a local currency basis and 7 percent lower on a U.S. dollar basis

•	Zircon sales of $68 million decreased 35 percent from $104 million, as selling prices were 4 percent lower and sales volumes were 32 percent lower due to softer market conditions, primarily in China

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•	Feedstock and other products sales of $97 million increased 9 percent from $89 million on higher CP slag sales

•
Adjusted EBITDA of $184 million was 14 percent lower than $215 million, as lower zircon sales volumes, lower TiO2 selling prices, unfavorable translation of the Euro, and higher operating costs due to production downtime at the legacy Cristal Gingko mining operations in Australia (full operations resumed in August 2019) were partially offset by favorable foreign exchange on costs, primarily the Australian dollar and South African rand

•	Selling, general and administrative expenses (“SG&A”) of $82 million decreased from $91 million, primarily due to lower employee-related costs

•	Interest expense of $51 million decreased from $53 million in the year-ago quarter due to lower average debt levels

Third Quarter 2019 vs. Second Quarter 2019

Reported Basis

•	Revenue of $768 million, decreased 3 percent compared to $791 million

•
TiO2 pigment sales of $603 million decreased 4 percent compared to $625 million; sales volumes declined 2 percent; selling prices were less than 1 percent lower on a local currency basis and on a U.S. dollar basis

•	Zircon sales of $68 million decreased 23 percent from $88 million, driven by a 19 percent decrease in sales volumes and 4 percent lower selling prices

•	Feedstock and other products sales of $97 million increased 24 percent from $78 million driven by higher CP slag and pig iron sales volumes

•
Adjusted EBITDA of $184 million decreased 6 percent compared to $195 million, primarily due to lower sales volumes for TiO2 and zircon, partially offset by favorable FX on costs and lower SG&A expenses

•
SG&A expenses were $82 million compared to $103 million, driven primarily by reduced discretionary spending, lower employee-related expenses and lower transaction and integration costs related to the acquisition

•	Interest expense of $51 million compared to $54 million in the prior quarter primarily due to lower debt

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Pro Forma Basis

•	Revenue of $768 million decreased 7 percent from $827 million on lower TiO2 and zircon sales volumes, partially offset by higher CP slag sales volumes

•
TiO2 pigment sales of $603 million were 8 percent lower compared to $657 million; sales volumes were 7 percent lower, within seasonally typical range; selling prices were less than 1 percent lower on a local currency basis and U.S. dollar basis

•	Zircon sales of $68 million decreased 24 percent from $89 million driven by 20 percent lower sales volumes and 4 percent lower selling prices

•	Feedstock and other products sales of $97 million increased 20 percent from $81 million driven by higher CP slag and pig iron sales volumes

•
Adjusted EBITDA of $184 million decreased 8 percent from $200 million, driven primarily by lower TiO2 and zircon sales volumes; higher production costs were offset by favorable foreign exchange on costs, primarily the Australian dollar and South African rand

•	SG&A expenses were $82 million compared to $85 million, primarily due to lower professional service expenses

•	Interest expense of $51 million compared to $54 million due to lower average debt balances

Other Financial Information

•	On September 30, 2019, debt was $3,122 million and debt, net of cash and cash equivalents was $2,817 million

•	As of September 30, 2019, liquidity was $661 million comprised of cash and cash equivalents of $305 million and $356 million available under revolving credit agreements

•	In the third quarter 2019, capital expenditures were $59 million and depreciation, depletion and amortization expense was $74 million

•	Tronox has returned approximately $309 million to shareholders year-to-date in 2019 through the repurchase of approximately 21.5 million shares and regular dividend payments

Webcast Conference Call

Tronox will conduct a webcast conference call on Friday, November 8, 2019, at 8:30 a.m. ET (New York).  The live call is open to the public via internet broadcast and telephone.

Internet Broadcast:  tronox.com
Dial-in Telephone Numbers:
U.S. / Canada: +1.877.831.3840
International: +1.224.633.1393
Conference ID: 4496552

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Conference Call Presentation Slides will be used during the conference call and will be available on our website: tronox.com

Conference Call Replay: Available via the internet and telephone beginning on November 8, 2019, 11:30 a.m. ET (New York), until November 15, 2019, 11:30 a.m. ET (New York)
Internet Replay: tronox.com
Replay Dial-in Telephone Numbers:
U.S. / Canada: +1.855.859.2056
International: +1.404.537.3406
Conference ID: 4496552

Upcoming Conferences and Investor Meetings

During the fourth quarter 2019, a member of management is scheduled to present at the following conferences:

•	TZMI Congress 2019, Singapore, November 12, 2019

•	Goldman Sachs Mining & Metals Conference, New York, November 20, 2019

•	Citi Basic Materials Conference, New York, December 3, 2019

•	Bank of America Merrill Lynch Leveraged Finance Conference, Boca Raton, FL, December 4, 2019

Accompanying conference and meeting materials will be available at http://investor.tronox.com

About Tronox

Tronox Holdings plc is one of the world’s leading producers of high-quality titanium products, including titanium dioxide pigment, specialty-grade titanium dioxide products and high-purity titanium chemicals; and zircon. We mine titanium-bearing mineral sands and operate upgrading facilities that produce high-grade titanium feedstock materials, pig iron and other minerals. With nearly 7,000 employees across six continents, our rich diversity, unmatched vertical integration model, and unparalleled operational and technical expertise across the value chain, position Tronox as the preeminent titanium dioxide producer in the world. For more information about how our products add brightness and durability to paints, plastics, paper and other everyday products, visit Tronox.com.

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Forward Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance (including anticipated synergies) based on our growth and other strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, actual synergies, or achievements to differ materially from the results, level of activity, performance, anticipated synergies or achievements expressed or implied by the forward-looking statements. These and other risk factors are discussed in the Company’s filings with the Securities and Exchange Commission (SEC), including those under the heading entitled “Risk Factors” in our Annual Report on Form 10-K/A for the year ended December 31, 2018.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, synergies or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether because of new information or future developments.

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Use of Non-U.S. GAAP Financial Information

To provide investors and others with additional information regarding the financial results of Tronox Holdings plc, we have disclosed in this press release certain non-U.S. GAAP operating performance measures of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin and Adjusted net loss attributable to Tronox, including its presentation on a per share basis, and a non-U.S. GAAP liquidity measure of Free Cash Flow.  These non-U.S. GAAP financial measures are a supplement to and not a substitute for or superior to, the Company’s results presented in accordance with U.S. GAAP.  The non-U.S. GAAP financial measures presented by the Company may be different from non-U.S. GAAP financial measures presented by other companies. Specifically, the Company believes the non-U.S. GAAP information provides useful measures to investors regarding the Company’s financial performance by excluding certain costs and expenses that the Company believes are not indicative of its core operating results.  Beginning with the reporting of our first quarter of 2019 results, we modified our definition of the Adjusted EBITDA metric to exclude all realized and unrealized gains and losses caused by foreign currency re-measurement to be more consistent with how we report this metric to our lenders.  We have revised the comparable periods for consistency.  The presentation of these non-U.S. GAAP financial measures is not meant to be considered in isolation or as a substitute for results or guidance prepared and presented in accordance with U.S. GAAP.  A reconciliation of the non-U.S. GAAP financial measures to U.S. GAAP results is included herein.

Management believes these non-U.S. GAAP financial measures:

•
Reflect the ongoing business of Tronox Holdings plc in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business, as they exclude income and expense that are not reflective of ongoing operating results;

•	Provide useful information to investors and others in understanding and evaluating the operating results and future prospects of Tronox Holdings plc;

•
Provide an additional view of the operating performance of the Company by adding interest expense & income, income taxes, depreciation, depletion and amortization to the net income.  Further adjustments due to gain (loss) on extinguishment of debt, stock-based compensation charges, transaction costs associated with acquisitions, integration costs, purchase accounting adjustments, foreign currency re-measurements, impairments, settlements of pension and postretirement plans, impacts of tax settlements on non-income related taxes, severance expense, and noncash pension and postretirement expense and accretion expense are made to exclude items that are either non-cash or unusual in nature;

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•
Adjusted EBITDA is one of the primary measures management uses for planning and budgeting processes and to monitor and evaluate financial and operating results. Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to measures of our financial performance as determined in accordance with U.S. GAAP, such as net income (loss). Because other companies may calculate EBITDA and Adjusted EBITDA differently than Tronox, EBITDA may not be, and Adjusted EBITDA as presented in this release is not, comparable to similarly titled measures reported by other companies; and

•
We believe that the non-U.S. GAAP financial measure “Adjusted net income (loss) attributable to Tronox Holdings plc” and its presentation on a per share basis provide useful information about our operating results to investors and securities analysts. We also believe that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of our underlying businesses from period to period.

For the Company’s guidance with respect to the fourth quarter 2019 and full year 2019 Adjusted EBITDA, Adjusted diluted earnings per share and Free Cash Flow, we are not able to provide without unreasonable effort the most directly comparable GAAP financial measure, or reconciliation to such GAAP financial measure, because certain items that impact such measure are uncertain or out of our control, or cannot be reasonably predicted.

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Unaudited Pro Forma Financial Information

On April 10, 2019, we announced the completion of the acquisition of the TiO2 business of Cristal which impacts the comparability of the reported results for 2019 compared to 2018 and the third quarter of 2019 compared to the third quarter of 2018 and the second quarter of 2019.  Since Tronox and Cristal have combined their respective businesses effective with the merger date of April 10, 2019, the three and nine months ended September 30, 2019 reflect the results of the combined business from April 10, 2019, while the three and nine months ended September 30, 2018 include only the results of the legacy Tronox business. To assist with a discussion of the 2019 and 2018 results on a comparable basis, certain supplemental unaudited pro forma income statement and Adjusted EBITDA information is provided on a consolidated basis and is referred to as “pro forma information.”  The pro forma information has been prepared on a basis consistent with Article 11 of Regulation S-X, assuming the merger and merger-related divestitures of Cristal’s North American TiO2 business and the 8120 paper laminate grade had been consummated on January 1, 2018. In preparing this pro forma information, the historical financial information has been adjusted to give effect to pro forma adjustments that are (i) directly attributable to the business combination and other transactions presented herein, such as the merger-related divestitures, (ii) factually supportable, and (iii) expected to have a continuing impact on the combined entity’s consolidated results. The pro forma information is based on management’s assumptions and is presented for illustrative purposes and does not purport to represent what the results of operations would actually have been if the business combination and merger-related divestitures had occurred as of the dates indicated or what the results would be for any future periods. Also, the pro forma information does not include the impact of any revenue, cost or other operating synergies in the periods prior to the acquisition that may result from the business combination or any related restructuring costs.

Media Contact: Melissa Zona
+1.636.751.4057

Investor Contact: Brennen Arndt
+1.646.960.6598

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TRONOX HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

	Three months Ended September 30,		Nine months Ended September 30,
	2019	2018	2019	2018
Net sales	$768	$456	$1,949	$1,390
Cost of goods sold	635	335	1,614	1,010
Contract loss	-	-	19	-
Gross profit	133	121	316	380
Selling, general, and administrative expenses	82	62	252	217
Restructuring	3	-	13	-
Impairment loss	-	6	-	31
Income from operations	48	53	51	132
Interest expense	(51)	(47)	(154)	(144)
Interest income	4	8	16	23
Loss on extinguishment of debt	-	-	(2)	(30)
Other (expense) income, net	(1)	7	2	27
Income (loss) from continuing operations before income taxes	-	21	(87)	8
Income tax (provision) benefit	(12)	(6)	(10)	16
Net (loss) income from continuing operations	(12)	15	(97)	24
Net income from discontinued operations, net of tax	6	-	5	-
Net (loss) income	(6)	15	(92)	24
Net income attributable to noncontrolling interest	7	9	17	26
Net (loss) income attributable to Tronox Holdings plc	$(13)	$6	$(109)	$(2)

Net (loss) income per share, basic:
Continuing operations	$(0.13)	$0.05	$(0.82)	$(0.01)
Discontinued operations	$0.04	$-	$0.04	$-
Net (loss) income per share, basic	$(0.09)	$0.05	$(0.78)	$(0.01)

Net (loss) income per share, diluted:
Continuing operations	$(0.13)	$0.05	$(0.82)	$(0.01)
Discontinued operations	$0.04	$-	$0.04	$-
Net (loss) income per share, diluted:	$(0.09)	$0.05	$(0.78)	$(0.01)

Weighted average shares outstanding, basic (in thousands)	142,278	123,121	139,158	122,850
Weighted average shares outstanding, diluted (in thousands)	142,278	126,302	139,158	122,850

Other Operating Data:
Capital expenditures	$59	$28	$140	$83
Depreciation, depletion and amortization expense	$74	$48	$205	$145

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TRONOX HOLDINGS PLC
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

RECONCILIATION OF NET (LOSS) INCOME FROM CONTINUING OPERATIONS
ATTRIBUTABLE TO TRONOX HOLDINGS PLC  (U.S. GAAP)
TO ADJUSTED NET INCOME (LOSS) FROM CONTINUING OPERATIONS
ATTRIBUTABLE TO TRONOX HOLDINGS PLC (NON-U.S. GAAP)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Net (loss) income attributable to Tronox Holdings plc (U.S. GAAP)	$(13)	$6	$(109)	$(2)
Net income from discontinued operations, net of tax (U.S. GAAP)	6	-	5	-
Net (loss) income from continuing operations attributable to Tronox Holdings plc (U.S. GAAP)	$(19)	$6	$(114)	$(2)
Inventory step-up (a)	38	-	88	-
Impairment loss (b)	-	6	-	31
Contract loss (c)	-		14
Transaction costs (d)	-	12	29	59
Restructuring (e)	3	-	13	-
Integration costs (f)	4		8
Tax valuation allowance reversal (g)	-	-	-	(48)
Loss on extinguishment of debt (h)	-	-	2	30
Share-based compensation modification (i)	-	-	-	(6)
Settlement gain (j)		(3)	-	(3)
Charge for potential capital gains tax payment to Exxaro (k)	4	-	6	-
Adjusted net income attributable to Tronox Holdings plc (non-U.S. GAAP) (1)	$30	$21	$46	$61

Diluted net income (loss) per share from continuing operations (U.S. GAAP)	$(0.13)	$0.05	$(0.82)	$(0.01)

Inventory step-up, per share	0.26	-	0.63	-
Impairment loss, per share	-	0.05	-	0.24
Contract loss, per share	-	-	0.10	-
Transaction costs, per share	-	0.09	0.21	0.47
Restructuring, per share	0.02	-	0.09	-
Integration costs, per share	0.03	-	0.06	-
Tax valuation allowance reversal, per share	-	-	-	(0.38)
Loss on extinguishment of debt, per share	-	-	0.02	0.24
Share-based compensation modification, per share	-	-	-	(0.05)
Settlement gain	-	(0.02)	-	(0.02)
Charge for potential capital gains tax payment to Exxaro, per share	0.03	-	0.04	-
Diluted adjusted net (loss) income per share attributable to Tronox Holdings plc (non-U.S. GAAP)	$0.21	$0.17	$0.33	$0.49

Weighted average shares outstanding, diluted (in thousands)	142,984	126,302	140,288	125,871

(1) Only the inventory step-up and contract loss amounts for both the three and nine months of 2019 have been tax impacted.  No income tax impacts have been given to other items as they were recorded in jurisdictions with full valuation allowances.

(a) Represents a net-of-tax charge related to the recognition of a step-up in value of inventories as a result of purchase accounting.
(b) Represents a pre-tax charge for the impairment and loss on sale of the assets of our Tronox Electrolytic Operations which was recorded in “Impairment loss” in the unaudited Condensed Consolidated Statements of Operations.
(c) Represents a net-of-tax charge for the estimated losses we expect to incur under the supply agreement with Venator which was recorded in “Contract loss” in our unaudited Condensed Consolidated Statements of Operations.
(d) Represents transaction costs primarily associated with the Cristal Transaction which were recorded in “Selling, general and administrative expenses” in the unaudited Condensed Consolidated Statements of Operations.
(e) Represents amounts for employee-related costs, including severance.
(f) Represents Integration costs associated with the Cristal acquisition after the acquisition which were recorded in “Selling, general and administrative expenses” in the unaudited Condensed Consolidated Statements of Operations.
(g) Represents the reversal of the tax valuation allowance attributable to our operating subsidiary in the Netherlands.
(h) 2019 amounts represent the loss in connection with the modification of the Wells Fargo Revolver and termination of the ABSA Revolver. 2018 amounts represent debt extinguishment costs associated with the issuance of our 2026 Senior Notes and redemption of our Senior Notes due 2022.
(i) Represents the reversal of previously recorded expense due to a modification to the Integration Incentive Award.
(j) Represents the settlement gain related to former U.S. postretirement medical plan..
(k) Represents the potential payment to Exxaro for capital gains tax on the disposal of its ordinary shares in Tronox Holding plc included in “Other expense, net” in the unaudited Condensed Consolidated Statements of Operations.

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TRONOX HOLDINGS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
 (UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

	September 30, 2019	December 31, 2018
ASSETS
Current Assets
Cash and cash equivalents	$305	$1,034
Restricted cash	11	662
Accounts receivable, net of allowance for doubtful accounts	573	317
Inventories, net	1,035	479
Prepaid and other assets	125	50
Income taxes receivable	3	2
Assets held for sale	1	-
Total current assets	2,053	2,544

Noncurrent Assets
Property, plant and equipment, net	1,710	1,004
Mineral leaseholds, net	810	796
Intangible assets, net	222	176
Lease right of use assets, net	101	-
Deferred tax assets	110	37
Other long-term assets	151	85
Total assets	$5,157	$4,642

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	246	$133
Accrued liabilities	283	140
Short-term lease liabilities	35	-
Long-term debt due within one year	55	22
Income taxes payable	6	5
Liabilities held for sale	4	-
Total current liabilities	629	300

Noncurrent Liabilities
Long-term debt, net	3,067	3,139
Pension and postretirement healthcare benefits	144	93
Asset retirement obligations	151	68
Environmental Liabilities	62	1
Long-term lease liabilities	65	-
Long-term deferred tax liabilities	159	163
Other long-term liabilities	56	16
Total liabilities	4,333	3,780

Commitments and Contingencies
Shareholders’ Equity
Tronox Holdings plc ordinary shares, par value $0.01 — 141,888,454 shares issued and outstanding at September 30, 2019 and 123,015,301 shares issued and 122,933,845 shares outstanding at December 31, 2018	1	1
Capital in excess of par value	1,838	1,579
Accumulated deficit	(486)	(357)
Accumulated other comprehensive loss	(686)	(540)
Total Tronox Holdings plc shareholders’ equity	667	683
Noncontrolling interest	157	179
Total equity	824	862
Total liabilities and equity	$5,157	$4,642

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TRONOX HOLDINGS PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
 (UNAUDITED)
(Millions of U.S. dollars)

	Nine Months Ended June 30,
	2019	2018
Cash Flows from Operating Activities:
Net (loss) income	$(92)	$24
Net income from discontinued operations, net of tax	5	-
Net (loss) income from continuing operations	$(97)	$24
Adjustments to reconcile net (loss) income from continuing operations to net cash provided by operating activities, continuing operations:
Depreciation, depletion and amortization	205	145
Deferred income taxes	(7)	(29)
Share-based compensation expense	24	16
Amortization of deferred debt issuance costs and discount on debt	6	9
Loss on extinguishment of debt	2	30
Contract loss	19	-
Impairment loss	-	31
Acquired inventory step-up recognized in earnings	95	-
Other non-cash affecting net (loss) income from continuing operations	20	(9)
Changes in assets and liabilities:
Increase in accounts receivable, net	(34)	(21)
Decrease (increase) in inventories, net	14	(38)
Decrease (increase) in prepaid and other assets	2	(1)
Increase (decrease) in accounts payable and accrued liabilities	6	(11)
Net changes in income tax payables and receivables	(5)	11
Changes in other non-current assets and liabilities	(13)	(14)
Cash provided by operating activities- continuing operations	237	143

Cash Flows from Investing Activities:
Capital expenditures	(140)	(83)
Cristal Acquisition	(1,675)	-
Proceeds from sale of Ashtabula	708	-
Insurance proceeds	10	-
Proceeds from sale of business	-	1
Loans	(25)	(39)
Proceeds from sale of assets	2	-
Cash used in investing activities-continuing operations	(1,120)	(121)

Cash Flows from Financing Activities:
Repayments of long-term debt	(272)	(600)
Proceeds from long-term debt	222	615
Repurchase of common stock	(288)	-
Acquisition of noncontrolling interest	(148)	-
Call premium paid	-	(22)
Debt issuance costs	(4)	(10)
Proceeds from the exercise of options and warrants	-	6
Dividends paid	(21)	(17)
Restricted stock and performance-based shares settled in cash for withholding taxes	(6)	(6)
Cash used in financing activities-continuing operations	(517)	(34)

Discontinued Operations:
Cash provided by operating activities	29	-
Cash used in investing activities	(1)	-
Net cash flows provided by discontinued operations	28	-
Effects of exchange rate changes on cash, cash equivalents and restricted cash	(8)	(21)
Net increase (decrease) in cash and cash equivalents and restricted cash	(1,380)	(33)
Cash, cash equivalents and restricted cash at beginning of period	1,696	1,769
Cash, cash equivalents and restricted cash at end of period	$316	$1,736

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TRONOX HOLDINGS PLC
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA (NON-U.S. GAAP)
 (UNAUDITED)
(Millions of U.S. dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Net (loss) income (U.S. GAAP)	$(6)	$15	$(92)	$24
Income from discontinued operations, net of tax (see Note 2) (U.S. GAAP)	6	-	5	-
Net (loss) income from continuing operations (U.S. GAAP)	$(12)	$15	$(97)	$24
Interest expense	51	47	154	144
Interest income	(4)	(8)	(16)	(23)
Income tax provision (benefit)	12	6	10	(16)
Depreciation, depletion and amortization expense	74	48	205	145
EBITDA (non-U.S. GAAP)	121	108	256	274
Inventory step-up (a)	40		95
Impairment loss (b)	-	6	-	31
Contract Loss (c)	-	-	19	-
Share based compensation (d)	9	7	24	16
Transaction costs (e)	-	12	29	59
Restructuring (f)	3	-	13	-
Integration costs (g)	4	-	8	-
Loss on extinguishment of debt (h)	-	-	2	30
Foreign currency remeasurement (i)	(1)	(4)	(5)	(22)
Settlement gain (j)	-	(3)	-	(3)
Charge for potential capital gains tax payment to Exxaro (k)	4	-	6	-
Other items (l)	4	2	12	8
Adjusted EBITDA (non-U.S. GAAP)	$184	$128	$459	$393

(a)	Represents a pre-tax charge related to the recognition of a step-up in value of inventories as a result of purchase accounting.
(b)
Represents a pre-tax charge for the impairment and loss on sale of the assets of our Tronox Electrolytic Operations which was recorded in “Impairment loss” in the unaudited Condensed Consolidated Statements of Operations.

(c)
Represents a pre-tax charge for the estimated losses we expect to incur under the supply agreement with Venator which was recorded in “Contract loss” in our unaudited Condensed Consolidated Statements of Operations.

(d)	Represents non-cash share-based compensation.
(e)
Represents transaction costs associated with the Cristal Transaction which were recorded in “Selling, general and administrative expenses” in the unaudited Condensed Consolidated Statements of Operations.

(f)	Represents amounts for employee-related costs.
(g)
Represents integration costs associated with the Cristal Integration after the acquisition which were recorded in “Selling, general and administrative expenses” in the unaudited Condensed Consolidated Statements of Operations.

(h)
2019 amounts represent the loss in connection with the modification of the Wells Fargo Revolver and termination of the ABSA Revolver. 2018 amounts represent debt extinguishment costs associated with the issuance of our 2026 Senior Notes and redemption of our Senior Notes due 2022.

(i)
Represents realized and unrealized gains and losses associated with foreign currency remeasurement related to third-party and intercompany receivables and liabilities denominated in a currency other than the functional currency of the entity holding them, which are included in “Other income (expense), net” in the unaudited Condensed Consolidated Statements of Operations. Prior to the first quarter of 2019, realized gains and losses associated with third party receivables and liabilities had been included in Adjusted EBITDA. Commencing with 2019, we are now excluding these amounts from Adjusted EBITDA and prior period amounts have been revised for comparability purposes. The exclusion of all of the realized and unrealized gains and losses is consistent with the reporting of Adjusted EBITDA we make to our lenders.

(j)	Represents settlement gain related to former U.S. postretirement medical plan.
(k)
Represents the potential payment to Exxaro for capital gains tax on the disposal of its ordinary shares in Tronox Holdings plc included in and “Other income (expense), net” in the unaudited Condensed Consolidated Statements of Operations.

(l)
Includes noncash pension and postretirement costs, accretion expense and other items included in “Selling general and administrative expenses”, “Cost of goods sold” and “Other income (expense), net” in the unaudited Condensed Consolidated Statements of Operations.

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TRONOX HOLDINGS PLC
SEGMENT INFORMATION
REVENUE, OPERATING INCOME
AND
FREE CASH FLOW (NON-U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars)

The following tables reconciles net sales and sales growth excluding Electrolytic:

	Three Months Ended September 30,
	2019	2018	% variance
Net sales	$768	$456	68%
Electrolytic sales	-	(10)	-100%
Net sales, excluding Electrolytic sales	$768	$446	72%

The following tables reconciles Pro Forma net sales and sales growth excluding Electrolytic:

	Three Months Ended September 30,
	2019	2018	% variance
Net sales	$768	$832	-8%
Electrolytic sales	-	(10)	-100%
Net sales, excluding Electrolytic sales	$768	$822	-7%

The following table reconciles Cash provided by operating activities, to free cash flow for the three months ended September 30, 2019:

Consolidated
Cash provided by operating activities, continuing operations	$237
Capital expenditures	(140)
Free cash flow (non-U.S. GAAP)	$97

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TRONOX HOLDINGS PLC
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

	Pro forma amounts		Pro forma amounts
	Three months Ended September 30,		Nine months Ended September 30,
	2019	2018	2019	2018
Net sales	$768	$832	$2,315	$2,611
Cost of goods sold	595	620	1,825	2,049
Gross profit	173	212	490	562
Selling, general, and administrative expenses	82	91	260	225
Restructuring	3	-	-	-
Impairment loss	-	6	13	31
Income from operations	88	115	217	306
Interest expense	(51)	(53)	(160)	(157)
Interest income	4	3	10	9
Loss on extinguishment of debt	-	-	(2)	(30)
Other (expense) income, net	(1)	(2)	(10)	9
Income from continuing operations before income taxes	40	63	55	137
Income tax provision	(14)	(22)	(26)	-
Net income from continuing operations	26	41	29	137
Net income attributable to noncontrolling interest	7	12	18	32
Net income from continuing operations attributable to Tronox Holdings plc	$19	$29	$11	$105

Net income from continuing operations per share, diluted	$0.13	$0.18	$0.07	$0.64

Weighted average shares outstanding, diluted (in thousands)	142,984	163,882	153,916	163,451

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TRONOX HOLDINGS PLC
PRO FORMA RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

RECONCILIATION OF PRO FORMA NET (LOSS) INCOME FROM CONTINUING OPERATIONS
ATTRIBUTABLE TO TRONOX HOLDINGS PLC  (U.S. GAAP)
TO ADJUSTED NET INCOME (LOSS) FROM CONTINUING OPERATIONS
ATTRIBUTABLE TO TRONOX HOLDINGS PLC (NON-U.S. GAAP)

	Pro forma amounts		Pro forma amounts
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income from continuing operations attributable to Tronox Holdings plc (U.S. GAAP)	$19	$29	$11	$105

Inventory step-up	$-	$-	$-	$88
Impairment loss	-	6	-	31
Restructuring	3	-	13	-
Integration costs	4		8
Tax valuation allowance reversal	-	-	-	(48)
Loss on extinguishment of debt	-	-	2	30
Share-based compensation modification	-	-	-	(6)
Settlement gain	-	(3)	-	(3)
Charge for potential capital gains tax payment to Exxaro	4	-	6	-
Adjusted net income attributable to Tronox Holdings plc (non-U.S. GAAP) (1)	$30	$32	$40	$197

Diluted net income per share from continuing operations (U.S. GAAP)	$0.13	$0.18	$0.07	$0.64

Inventory step-up, per share	-	-	-	0.54
Impairment loss, per share	-	0.04	-	0.20
Restructuring, per share	0.02	-	0.08	-
Integration costs, per share	0.03	-	0.05	-
Tax valuation allowance reversal, per share	-	-	-	(0.29)
Loss on extinguishment of debt, per share	-	-	0.01	0.18
Share-based compensation modification, per share	-	-	-	(0.04)
Settlement gain	-	(0.02)	-	(0.02)
Charge for potential capital gains tax payment to Exxaro, per share	0.03	-	0.04	-
Diluted adjusted net income per share attributable to Tronox Holdings plc (non-U.S. GAAP)	$0.21	$0.20	$0.25	$1.21

Weighted average shares outstanding, diluted (in thousands)	142,984	163,882	153,916	163,451

(1) Only the inventory step-up for the nine months of 2018 has been tax impacted.  No income tax impacts have been given to other items as they were recorded in jurisictions with full valuation allowances.

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TRONOX HOLDINGS PLC
PRO FORMA RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO EBITDA AND ADJUSTED EBITDA (NON-U.S. GAAP)
 (UNAUDITED)
(Millions of U.S. dollars)

	Pro forma amounts		Pro forma amounts
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Net income from continuing operations (U.S. GAAP)	$26	$41	$29	$137
Interest expense	51	53	160	157
Interest income	(4)	(3)	(10)	(9)
Income tax provision	14	22	26	-
Depreciation, depletion and amortization expense	74	92	249	262
EBITDA (non-U.S. GAAP)	161	205	454	547
Inventory step-up	-	-	-	95
Impairment loss	-	6	-	31
Share based compensation	9	7	24	16
Restructuring	3	-	13	-
Integration costs	4	-	8	-
Loss on extinguishment of debt	-	-	2	30
Foreign currency remeasurement	(1)	(2)	(5)	(18)
Settlement gain	-	(3)	-	(3)
Charge for potential capital gains tax payment to Exxaro	4	-	6	-
Other items	4	2	23	8
Adjusted EBITDA (non-U.S. GAAP)	$184	$215	$525	$706

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